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                                                                   EXHIBIT 10.57

                              READ-RITE CORPORATION

                       1998 NONSTATUTORY STOCK OPTION PLAN



      1. Purposes of the Plan. The purposes of this Nonstatutory Stock Option Plan are:

            - to attract and retain the best available personnel for positions of substantial responsibility,

            - to provide additional incentive to Employees and Consultants, and

            -     to promote the success of the Company's business.

            Options granted under the Plan will be Nonstatutory Stock Options.

      2. Definitions. As used herein, the following definitions shall apply:

             (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

             (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

             (c) "Board" means the Board of Directors of the Company.

             (d) "Code" means the Internal Revenue Code of 1986, as amended.

             (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

             (f) "Common Stock" means the Common Stock of the Company.

             (g) "Company" means Read-Rite Corporation, a Delaware corporation.



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             (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

             (i) "Director" means a member of the Board.

             (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

             (k) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

             (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                   (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                   (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                   (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

             (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

             (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

             (p) "Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the


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Code and the regulations promulgated thereunder.

             (q) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

             (r) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

             (s) "Optioned Stock" means the Common Stock subject to an Option.

             (t) "Optionee" means the holder of an outstanding Option granted under the Plan.

             (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

             (v) "Plan" means this 1998 Nonstatutory Stock Option Plan.

             (w) "Service Provider" means an Employee including an Officer, Consultant or Director.

             (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

             (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million (2,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

             If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

      4. Administration of the Plan.

             (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

             (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:


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                   (i)  to determine the Fair Market Value of the Common Stock;

                   (ii) to select the Service Providers to whom Options may be granted


                   (iii) to determine whether and to what extent Options are granted hereunder;
hereunder;

                   (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

                   (v) to approve forms of agreement for use under the Plan;

                   (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                   (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                   (viii) to institute an Option Exchange Program;

                   (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                   (x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                   (xi) to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                   (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or previously granted by the Administrator;

                   (xiii) to determine the terms and restrictions applicable to Options;

                   (xiv) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the


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date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                   (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

              (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5. Eligibility. Options may be granted to Service Providers; provided, however, that notwithstanding anything to the contrary contained in the Plan, Options may not be granted to Officers or Directors.

      6. Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

      7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

      8. Term of Option. The term of each Option shall be stated in the Option Agreement.

      9. Option Exercise Price and Consideration.

             (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

             (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

             (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                   (i)   cash;

                   (ii)  check;

                   (iii)  promissory note;


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                   (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                   (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                   (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                   (viii) any combination of the foregoing methods of payment.

      10. Exercise of Option.

             (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

                   An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                   Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

             (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no


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event later than the expiration of the term of such Option as set forth in the
Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

             (c) Disability of Optionee. In the event that the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

             (d) Death of Optionee. If an Optionee dies a Service Provider, any options held by such Optionee which are then vested or which would have otherwise vested pursuant to such Optionee's option agreement with the Company within twelve (12) calendar months following the date of death shall be exercisable by the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve (12) months following the date of death (but in no event later than the expiration of the Option's specified term). To the extent that the Optionee was not entitled to exercise an Option at the date of death pursuant to his/her option agreement with the Company or via the acceleration provided in this Paragraph (d), or to the extent that the Optionee's estate or a person who by bequest or inheritance acquired the right to exercise such Option does not exercise such Option within the time and to the extent specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

             (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11. Non-Transferability of Options . Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

      12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

             (a) Changes in Capitalization. Subject to any required action by the shareholders


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of the Company, the number of shares of Common Stock covered by each outstanding
Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

             (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

             (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (~5) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with


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the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      14. Amendment and Termination of the Plan.

             (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

             (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

      15. Conditions Upon Issuance of Shares.

             (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             (b) Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority sha1~ not have been obtained.

      17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.



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                              READ-RITE CORPORATION
                                 1998 STOCK PLAN

                             STOCK OPTION AGREEMENT

        Unless otherwise defined herein, capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Company's 1998 Stock Plan, as amended from time to time (the "Plan").

I.  NOTICE OF GRANT OF STOCK OPTION

        As Optionee hereunder, you have been granted a Nonstatutory Stock Option ("NSO") to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement ("Agreement"), as set forth on the Notice of Grant of Stock Options and Option Agreement to which this Agreement is attached (the "Notice").

        1. Vesting Schedule.

        This Option may be exercised as follows: 100% of the Shares subject to the Option shall cliff vest and be exercisable on October 30, 2001.

        2. Termination Period.

        This Option may be exercised for three (3) months after termination of the Optionee's employment or consulting relationship with the Company. Upon the death or Disability of the Optionee, this Option may be exercised for the period provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice.

II.  AGREEMENT

        1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice an Option to purchase the number of Shares, as set forth in the Notice, at the exercise price per share set forth in the Notice (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.


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        2. Exercise of Option.

               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Agreement.

               (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or to Stock Administration. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                      No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

        3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

               (a) cash; or

               (b) check; or

               (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

        4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

        6. Tax Consequences. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) Exercising the Option. The Optionee may incur regular federal income tax and state income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

               (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

        7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by California law except for that body of law pertaining to conflict of laws.

               By your signature and the signature of the Company's representative on the Notice, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Optionee confirms that he or she has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Optionee further agrees to notify the Company upon any change in Optionee's residence address.